As filed with the U.S. Securities and Exchange Commission on October 29, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	85-3009869 (I.R.S. Employer Identification No.)

6272 W. 91st Ave.

Westminster, Colorado 80031

(888) 321-5212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Szela

Chief Executive Officer

6272 W. 91st Ave.

Westminster, Colorado 80031

(888) 321-5212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matt Browne

Carlos Ramirez

Cooley LLP

10265 Science Center Dr

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time on or after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may not sell these shares of Common Stock until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these shares of Common Stock, and neither we nor the selling securityholders seek an offer to buy these shares of our Common Stock in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 29, 2024

PRELIMINARY PROSPECTUS

Up to 10,587,582 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the Selling Securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of up to 10,587,582 shares of our common stock, $0.0001 par value per share (the “Common Stock”), issued pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2022, as amended on April 4, 2023, May 13, 2023 and July 5, 2023, by and among MTAC, MTAC Merger Sub, Inc. and TriSalus Operating Life Sciences, Inc. (“Legacy TriSalus”) to the Selling Securityholders.

The Selling Securityholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our Common Stock by the Selling Securityholders and any discounts, commissions, or concessions received by the Selling Stockholders are deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may offer and sell the shares of Common Stock covered by this prospectus from time to time. The Selling Securityholders may offer and sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices.

The Selling Securityholders may sell the shares of Common Stock being offered for resale through various methods, as described in the section titled “Plan of Distribution.” These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. In connection with any sales of shares of Common Stock offered hereunder, the Selling Securityholders and any underwriters, agents, brokers or dealers participating in such sales will be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended. We will bear all costs, expenses and fees in connection with the registration of these shares of Common Stock, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock. See the section titled “Plan of Distribution.” We will not receive any of the proceeds from such sales of the shares of Common Stock by the Selling Securityholders pursuant to this prospectus.

The Common Stock is listed on the Nasdaq Global Market under the ticker symbols “TLSI.” On October 21, 2024, the last reported sales price of our Common Stock was $4.25 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware.

Investing in our shares of Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares of Common Stock, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated              , 2024

For investors outside of the United States: Neither we, nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares of Common Stock and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the shares of Common Stock offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the shares of Common Stock offered by them described in this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these shares of Common Stock in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in any of the shares of Common Stock being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

On August 10, 2023, Legacy TriSalus, MTAC and Merger Sub consummated the transactions contemplated by the Merger Agreement (as such terms are defined below), following the approval by MTAC’s stockholders at an extraordinary general meeting held on August 2, 2023. Pursuant to the terms of the Merger Agreement, a Business Combination (as defined below) of Legacy TriSalus and MTAC was effected through, among other transactions, the merger of Merger Sub with and into Legacy TriSalus with the separate corporate existence of Merger Sub ceasing. In connection with the consummation of the Merger on August 10, 2023, MTAC changed its name from MedTech Acquisition Corporation to TriSalus Life Sciences, Inc. and Legacy TriSalus changed its name from TriSalus Life Sciences, Inc. to TriSalus Operating Life Sciences, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “TriSalus,” “we,” “us,” “our” and similar terms refer to TriSalus Life Sciences, Inc. (f/k/a MedTech Acquisition Corporation) and its consolidated subsidiaries (including Legacy TriSalus). References to “MTAC” refer to the predecessor company prior to the consummation of the Business Combination.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs and current expectations and projections concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that the transactions and events described will happen as described (or that they will happen at all). As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to raise financing in the future;

•	our ability to service our indebtedness and to access additional delayed draws that may in the future become available to us;

•	changes in applicable laws or regulations;

•	our ability to retain or recruit, or changes required in, our officers, key employees or directors;

•	our ability to successfully commercialize any product candidates that we successfully develop and that are approved by applicable regulatory authorities;

•	our expectations for the timing and results of data from clinical trials and regulatory approval applications;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our business, operations and financial performance including:

•	our history of operating losses and expectations of significant expenses and continuing losses for the foreseeable future;

•	our ability to execute our business strategy, including the growth potential of the markets for our products and our ability to serve those markets;

•	our ability to grow market share in our existing markets or any new markets we may enter;

•	our ability to develop and maintain our brand and reputation;

•	our ability to partner with other companies;

•	the size of the addressable markets for our product candidates;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to manage our growth effectively;

•	our ability to maintain the listing of our securities in the Nasdaq Global Market, and the potential liquidity and trading of such securities;

•	the outcome of any legal proceedings that may be instituted against us; and

•	unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics, political turmoil, natural catastrophes, warfare and terrorist attacks.

In addition, statements that “TriSalus believes,” “the Company believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects. These statements are based upon information available to us as of the date of this prospectus or the date of the applicable information incorporated by reference in this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

You should read this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

FREQUENTLY USED TERMS

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Merger.

“Bylaws” mean our amended and restated bylaws.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation.

“Closing” means the closing of the Business Combination.

“Closing Date” means August 10, 2023, the date on which the Closing occurred.

“Common Stock” means the shares of our common stock, $0.0001 par value per share.

“DGCL” means the General Corporation Law of the State of Delaware.

“Initial OrbiMed Warrant” means the 130,805 warrants issued to OrbiMed in connection with the initial draw down of a loan under the Credit Agreement dated April 30, 2024, between the Company and OrbiMed, all of which remain outstanding as of October 21, 2024.

“Founder Shares” means the 4,062,500 shares of Common Stock issued to the members of the Sponsor that were not forfeited at Closing.

“Legacy TriSalus” means TriSalus Operating Life Sciences, Inc., a Delaware corporation which, pursuant to the Business Combination, became a direct, wholly owned subsidiary of TriSalus Life Sciences, Inc., and, unless the context otherwise requires, its consolidated subsidiaries.

“Merger” means the merger of Merger Sub, a direct, wholly owned subsidiary of MTAC, with and into Legacy TriSalus, with Legacy TriSalus continuing as the surviving entity.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 11, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, the Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, and the Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, with Merger Sub and Legacy TriSalus.

“Merger Sub” means MTAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MTAC.

“MTAC” means MedTech Acquisition Corporation (which was renamed “TriSalus Life Sciences, Inc” in connection with the consummation of the Business Combination).

“MTAC IPO” means MTAC’s initial public offering, consummated on December 22, 2020.

“OrbiMed” means OrbiMed Royalty & Credit Opportunities IV, LP and certain of its affiliates.

“Private Placement Warrants” means the 4,933,333 warrants purchased by the Sponsor in connection with the MTAC IPO in a private placement transaction occurring simultaneously with the closing of the MTAC IPO, of which 4,428,648 remained outstanding as of October 21, 2024.

“Public Warrants” means the 8,281,779 outstanding warrants included as a component of the MTAC Units sold in the MTAC IPO, each of which is exercisable, at an exercise price of $11.50, for one share of Common Stock, in accordance with its terms, of which 1,751,825 remained outstanding as of October 21, 2024.

"SEPA" means the Standby Equity Purchase Agreement, dated October 2, 2023, by and between TriSalus Life Sciences, Inc. and Yorkville.

“Sponsor” means MedTech Acquisition Sponsor LLC, a Delaware limited liability company, which liquidated and distributed its holdings to its ultimate beneficiaries prior to the Closing.

“Working Capital Warrants” means the 1,000,000 warrants issued upon the conversion of the promissory note issued by MTAC to the Sponsor for working capital requirements and payment of certain expenses in connection with the Business Combination, all of which remained outstanding as of October 21, 2024.

"Yorkville" means YA II PN, Ltd.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our shares of Common Stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the section titled “Risk Factors” or incorporated by reference therein or otherwise incorporated by reference or included elsewhere in this prospectus, before deciding to invest in our shares of common stock. For purposes of this section, unless otherwise indicated or the context otherwise requires, all references to “TriSalus,” “the Company,” “we,” “our,” “ours,” “us” or similar terms refer to TriSalus Life Sciences, Inc. and its consolidated subsidiaries after the Closing.

Overview

We are a growing, oncology focused medical technology business bringing disruptive drug delivery technology with the goal of improving therapeutic delivery to liver and pancreatic tumors. Additionally, we are exploring the integration of our technology with our investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of liver and pancreatic indications. Our ultimate goal is to transform the treatment paradigm for patients battling liver and pancreatic tumors. We have developed an innovative organ-specific platform that is designed to overcome two of the most significant challenges that prevent optimal delivery and performance of therapeutics in these difficult-to-treat diseases: (i) high intratumoral pressure caused by tumor growth and collapsed vasculature restricting the delivery of oncology therapeutics and (ii) the immunosuppressive properties of liver and pancreatic tumor immune cells. By systematically addressing these barriers, we aim to improve response to therapies and to enable improved patient outcomes.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2025.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Corporate Information

Our principal executive offices are located at 6272 W. 91st Ave., Westminster, Colorado 80031 and our telephone number is (888) 321-5212. Our corporate website address is www.trisaluslifesci.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols.

THE OFFERING

Shares of Common Stock offered by the Selling Securityholders

We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of 10,587,582 shares of Common Stock.

Given the substantial number of shares of Common Stock being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by Selling Securityholders of a large number of shares, or the perception in the market that the Selling Securityholders intend to sell a large number of shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock registered for resale under this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders.

Risk factors	Before investing in our shares of Common Stock, you should carefully read and consider the information set forth in the section titled “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated herein by reference.

Nasdaq ticker symbols	“TLSI”

The number of shares of Common Stock outstanding is based on 30,491,072 shares of Common Stock outstanding as of October 21, 2024 and excludes:

•	1,751,825 shares of Common Stock issuable upon the exercise of outstanding Public Warrants;

•	4,428,648 shares of Common Stock issuable upon the exercise of outstanding Private Placement Warrants;

•	1,000,000 shares of Common Stock issuable upon the exercise of outstanding Working Capital Warrants;

•	130,805 shares of Common Stock issuable upon the exercise of the Initial OrbiMed Warrant;

•	25,207,155 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, assuming conversion of all outstanding Series A Convertible Preferred Stock at its floor price;

•	7,969,524 shares of Common Stock available for future issuance under the Company’s 2023 Equity Incentive Plan;

•	2,308,867 shares of Common Stock available for future issuance under the Company’s 2023 Employee Stock Purchase Plan; and

•	3,385,837 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to Yorkville from time to time under the SEPA.

        For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 10 of this prospectus.

RISK FACTORS

Investing in our shares of Common Stock involves a high degree of risk. Before you make a decision to buy our shares of Common Stock, you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus in their entirety together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

RISKS RELATED TO THIS OFFERING

Sales of our Common Stock or the perception of such sales, by us or the Selling Securityholders pursuant to this prospectus, in the public market or otherwise, could cause the market price for our securities to decline, even though the Selling Securityholders would still realize a profit on sales at lower prices. Resales of the securities offered by this prospectus may cause the market price of such securities to drop significantly, even if our business is doing well.

The sale of our Common Stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Resales of our Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Certain of the Selling Securityholders named in this prospectus acquired securities at prices that are significantly less than the current trading price of our Common Stock. Accordingly, certain of the Selling Securityholders could still realize a profit on sales at lower prices.

In addition, the Selling Securityholders named in this prospectus hold a disproportionately large portion of our outstanding Common Stock. The Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders would represent approximately 34.7% of our outstanding Common Stock as of October 21, 2024. Given the substantial number of shares of Common Stock being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders of a large number of shares, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. The Selling Securityholders will be able to sell all of their securities held and registered for resale under the registration statement of which this prospectus forms a part for so long as such registration statement is in effect. Even if the trading price of our Common Stock falls to or significantly below the current trading price, the Selling Securityholders may still have an incentive to sell and profit due to the nominal purchase prices paid by such Selling Securityholders, which are significantly lower than the purchase prices paid by the public securityholders. Certain of our Selling Securityholders acquired the Common Stock at prices that are significantly lower than the current trading price of our Common Stock.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will pay the expenses associated with the registration of the shares of Common Stock as described in the “Plan of Distribution” section in this prospectus.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale, from time to time, by the Selling Securityholders named in this prospectus or their permitted transferees of up to 10,587,582 shares of Common Stock issued to the Selling Securityholders pursuant to the Merger Agreement. The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional Selling Securityholders listed in any subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Common Stock other than through a public sale.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of October 21, 2024, regarding the beneficial ownership of our Common Stock by the Selling Securityholders and the shares of Common Stock being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 30,491,072 shares of Common Stock outstanding as of October 21, 2024. Information with respect to shares of Common Stock owned beneficially after the offering assumes the Selling Securityholders sell all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Common Stock. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholders is a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares.

	Shares of Common Stock
	Number	Number	Number
	Beneficially	Registered	Beneficially	Percent
	Owned	for	Owned	Owned
	Prior to	Sale	After	After
Name of Selling Securityholder	Offering	Hereby	Offering	Offering
Frankenius Equity AB(1)	6,191,072	6,167,776	23,296	*
Mats L. Wahlstrom(2)	2,792,626	1,254,259	168,339	*
Bryan Cox(3)	93,427	67,817	25,610	*
HW Investment Partners, LLC(4)	1,370,028	1,370,028	0	*
Jennifer Stevens(5)	70,785	13,904	56,881	*
Mary T. Szela(6)	833,447	243,189	590,258	1.9%
Richard Marshak(7)	81,989	8,372	73,617	*
Kerry Hicks(8)	2,319,570	919,171	30,371	*
Sean Murphy(9)	658,382	525,267	133,115	*
Steven Katz(10)	210,103	17,799	192,304	*

*     Less than one percent.

(1)	The shares registered for resale hereby represent 6,167,776 shares of Common Stock held by Frankenius Equity AB (“Frankenius”). In addition, 1,699,010 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Frankenius (with 253,296 shares of Common Stock issuable within 60 days) are not registered for resale by this prospectus. Frankenius’ principal place of business is Box 984, 501 10 Boras, Sweden. Paul Frankenius has sole voting and investment discretion with respect to the shares held directly by Frankenius and may be deemed to have beneficial ownership of the shares held by Frankenius.

(2)	The shares registered for resale hereby represent 1,254,259 shares of Common Stock held by Leonard Capital LLC and 1,370,028 shares of Common Stock held by HW Investment Partners, LLC (“HW Investment”). In addition, (i) 319,349 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Leonard Capital LLC (with 55,064 shares of Common Stock issuable within 60 days), and (ii) 185,945 shares of Common Stock issuable upon the exercise of stock options (113,275 of which are exercisable within 60 days) are not registered for resale by this prospectus. Mr. Wahlström has sole voting and investment discretion with respect to the shares held directly by Leonard Capital LLC and shared voting and investment discretion with respect to the shares held directly by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them. The 1,370,028 shares of Common Stock held by HW Investment are not reflected in Mr. Wahlström’s “Number Registered for Sale Hereby” figure; they are reflected in the HW Investment row below.

(3)	The shares registered for resale hereby represent 67,817 shares of Common Stock. Mr. Cox also holds (i) 18,879 shares of Common Stock issuable upon settlement of restricted stock units (2,063 of which can settle within 60 days), and (ii) 118,204 shares of Common Stock issuable upon exercise of stock options (23,547 of which are exercisable within 60 days) not registered for resale by this prospectus. Dr. Cox is our Chief Scientific and Manufacturing Officer.

(4)	Consists of 1,370,028 shares of Common Stock held directly by HW Investment. Messrs. Wahlström and Hicks have shared voting and investment discretion with respect to the shares held directly by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them.

(5)	The shares registered for resale hereby represent 13,904 shares of Common Stock. Ms. Stevens also holds (i) 18,879 shares of Common Stock issuable upon settlement of restricted stock units (2,063 of which can settle within 60 days), and (ii) 160,032 shares of Common Stock issuable upon exercise of stock options (54,818 of which are exercisable within 60 days) not registered for resale by this prospectus. Ms. Stevens is our Chief Regulatory Officer.

(6)	The shares registered for resale hereby represent 263,004 shares of Common Stock. Ms. Szela also holds (i) 121,673 shares of Common Stock issuable upon settlement of restricted stock units (18,387 of which can settle within 60 days), and (ii) 1,088,182 shares of Common Stock issuable upon exercise of stock options (552,056 of which are exercisable within 60 days) not registered for resale by this prospectus. Ms. Szela is our Chief Executive Officer and a member of our board of directors.

(7)	The shares registered for resale hereby represent 8,372 shares of Common Stock. Mr. Marshak also holds (i) 18,879 shares of Common Stock issuable upon settlement of restricted stock units (2,063 of which can settle within 60 days), and (ii) 213,937 shares of Common Stock issuable upon exercise of stock options (71,554 of which are exercisable within 60 days) not registered for resale by this prospectus. Mr. Marshak is our Senior Vice President, Corporate Development and Strategy.

(8)	The shares registered for resale hereby represent (i) 514,589 shares of Common Stock held directly by Mr. Hicks, (ii) 1,370,028 shares of Common Stock held by HW Investment, (iii) 81,845 shares of Common Stock held by the Millennium Trust Company, LLC, as custodian FBO Kerry Hicks IRAT and (iv) 322,737 shares of Common Stock held by The Kerry Raymond Hicks Dynasty Trust, for which Mr. Hicks serves as trustee. In addition, the following shares beneficially owned by Mr. Hicks are not registered for resale by this prospectus: 74,222 shares of Common Stock issuable upon exercise of stock options (30,371 of which are exercisable within 60 days). Mr. Hicks has shared voting and investment discretion with respect to the shares held directly by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them. Mr. Hicks is a member of our board of directors. The 1,370,028 shares of Common Stock held by HW Investment are not reflected in Mr. Hicks’ “Number Registered for Sale Hereby” figure; they are reflected in the HW Investment row above.

(9)	The shares registered for resale hereby represent (i) 357,535 shares of Common Stock held by Murphy Family Trust 2012 and (ii) 167,732 shares of Common Stock held by Sean E Murphy TTEE U/A 2/4/2004 (“Sean Murphy Trust”). In addition, the following shares beneficially owned by Sean Murphy are not registered for resale by this prospectus: (i) 50,788 shares of Common Stock issuable upon settlement of restricted stock units (8,322 of which can settle within 60 days), and (ii) 464,681 shares of Common Stock issuable upon exercise of stock options (124,793 of which are exercisable within 60 days). Lisa Murphy, Mr. Murphy’s spouse, has voting and investment discretion with respect to the shares held directly by Murphy Family Trust 2012 and thus Mr. Murphy may be deemed to have beneficial ownership of the shares held directly by Murphy Family Trust 2012. Mr. Murphy is the trustee of the Sean Murphy Trust and thus Mr. Murphy may be deemed to have beneficial ownership of the shares held directly by the Sean Murphy Trust. Mr. Murphy is our Chief Financial Officer and a member of our board of directors.

(10)	The shares registered for resale hereby represent 17,799 shares of Common Stock. Dr. Katz also holds (i) 50,788 shares of Common Stock issuable upon settlement of restricted stock units (8,322 of which can settle within 60 days), and (iv) 445,127 shares of Common Stock issuable upon exercise of stock options (183,982 of which are exercisable within 60 days) not registered for resale by this prospectus. Dr. Katz is our Chief Medical Officer.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders or their permitted transferees from time to time of up to 10,587,582 shares of Common Stock issued to Selling Securityholders pursuant to the Merger Agreement.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of the shares of Common Stock.

We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the shares of Common Stock less any discounts and commissions borne by the Selling Securityholders.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling shares of Common Stock received after the date of this prospectus from a Selling Securityholders as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares of Common Stock on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or securityholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of Common Stock in the course of hedging the positions they assume with selling securityholder. The Selling Securityholders may also sell the shares of Common Stock short and redeliver the shares of Common Stock to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholder may also pledge shares of Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of Common Stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In connection with any sales of shares of Common Stock offered hereunder, the Selling Securityholders and any underwriters, agents, brokers or dealers participating in such sales will be deemed to be “underwriters” within the meaning of the Securities Act. Any profits realized by any Selling Securityholder on the sales of shares of our Common Stock and any discounts, commissions or concessions received by the Selling Securityholders are deemed to be underwriting discounts and commissions under the Securities Act. The compensation of any broker-dealer may also be deemed to be underwriting discounts and under the Securities Act. Each Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. At the time a particular offer of shares of Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Pursuant to the Amended and Restated Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus constitutes a part effective until such time as (A) the securities subject to such registration statement have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities have been otherwise transferred, new certificates or book entry provisions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC) without limitation as to volume and manner of sale or other public information requirements; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of TriSalus Life Sciences, Inc. as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the shares of Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.trisaluslifesci.com. Through our website, we make available, free of charge, the documents that are filed with, or furnished to, the SEC as soon as reasonably practicable after they are filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. Unless incorporated by reference herein in the section titled "Incorporation of Certain Information by Reference," the information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The documents we are incorporating by reference as of their respective dates of filing are (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 11, 2024;

•	information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on July 19, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2024, March 12, 2024, April 16, 2024, April 30, 2024, May 7, 2024, May 24, 2024, June 27, 2024, July 1, 2024 and August 15, 2024; and

•	the description of our securities contained in Exhibit 4.7 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

TriSalus Life Sciences, Inc.

6272 W. 91st Ave.,

Westminster, CO 80031

(888) 321-5212

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the shares of Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$6,613.51
Accountants’ fees and expenses	$25,000.00
Legal fees and expenses	$50,000.00
Miscellaneous fees and expenses	$15,000.00
Total expenses	$96,613.51

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director, unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions, (4) for a director or officer, any transaction from which the director or officer derived an improper personal benefit or (5) for an officer, any action by or in the right of the corporation. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors and officers.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

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Item 16. Exhibits.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1†**	Agreement and Plan of Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	2.1	November 14, 2022
2.2**	First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	April 5, 2023
2.3**	Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	May 15, 2023
2.4**	Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	July 6, 2023
4.1**	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.1	August 16, 2023
4.2**	Amended and Restated Bylaws of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.2	August 16, 2023
4.3**	Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.3	August 16, 2023
4.4**	Specimen Common Stock Certificate.	Form 8-K	001-39813	4.1	August 16, 2023
4.5**	Specimen Warrant Certificate.	Form 8-K	001-39813	4.2	August 16, 2023
4.6**	Warrant Agreement, dated December 17, 2020, by and between MTAC and Continental Stock Transfer & Trust Company.	Form 8-K	001-39813	4.1	December 23, 2020
4.7**	Form of Amended and Restated Registration Rights Agreement, by and among TriSalus Life Sciences, Inc., MedTech Acquisition Sponsor LLC, and certain former stockholders of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	November 14, 2022
4.8**	Registration Rights Agreement, dated April 30, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.	Form 10-Q	001-39813	4.4	May 15, 2024
4.9**	Amendment No. 1 to Warrant Agreement, dated June 26, 2024, by and between the Company and Continental Stock Transfer & Trust Company.	Form 8-K	001-39813	10.1	June 27, 2024
4.10*	Substitute Warrant Certificate, August 15, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.
4.11*	Substitute Warrant Certificate, dated August 15, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV Offshore, LP.
5.1*	Opinion of Cooley LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*	Filed herewith.

**	Previously filed.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

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(b)	That, for the purpose of determining liability of the registrant under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westminster, State of Colorado, on this 29th day of October, 2024.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Szela and Sean Murphy, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith,as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or her substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mary Szela	Chief Executive Officer and Director	October 29, 2024
Mary Szela	(Principal Executive Officer)

/s/ Sean Murphy	Chief Financial Officer and Director	October 29, 2024
Sean Murphy	(Principal Financial and Accounting Officer)

/s/ Mats Wahlström	Chairman	October 29, 2024
Mats Wahlström

/s/ Arjun “JJ” Desai	Director	October 29, 2024
Arjun “JJ” Desai

/s/ Andrew von Eschenbach	Director	October 29, 2024
Andrew von Eschenbach

/s/ Kerry Hicks	Director	October 29, 2024
Kerry Hicks

/s/ Liselotte Hyveled	Director	October 29, 2024
Liselotte Hyveled

/s/ George Kelly Martin	Director	October 29, 2024
George Kelly Martin

/s/ David J. Matlin	Director	October 29, 2024
David J. Matlin

/s/ Anil Singhal	Director	October 29, 2024
Anil Singhal

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